AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 1999.
                                                    REGISTRATION NO. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                ATMEL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          CALIFORNIA                                  77-0051991
          ----------                                  ----------
   (STATE OF INCORPORATION)                (I.R.S. EMPLOYER IDENTIFICATION NO.)


                              2325 ORCHARD PARKWAY
                           SAN JOSE, CALIFORNIA 95131
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)






                        1991 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)


                                    MIKE ROSS
                       VICE PRESIDENT AND GENERAL COUNSEL
                                ATMEL CORPORATION
                              2325 ORCHARD PARKWAY
                           SAN JOSE, CALIFORNIA 95131
                                 (408) 441-0311
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)




                                    Copy to:
                                MARK A. BERTELSEN
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300



                                              CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                                                                    PROPOSED MAXIMUM          PROPOSED             AMOUNT OF
              TITLE OF SECURITIES                AMOUNT TO BE        OFFERING PRICE       MAXIMUM AGGREGATE       REGISTRATION
                TO BE REGISTERED                 REGISTERED(1)        PER SHARE(2)         OFFERING PRICE             FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value:
  Newly reserved under the 1991 Employee
  Stock Purchase Plan........................      2,500,000              $15.01             $37,525,000            $10,432
==============================================================================================================================

(1) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that becomes issuable under the Plan by reason of any stock splits, stock dividends or similar transactions related to the registered securities.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee based on 85% of the average between the high and low prices for the Common Stock as reported on the Nasdaq National Market on February 4, 1999, which average was $17.656.

                                ATMEL CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS



ITEM 1.  PLAN INFORMATION.

         Omitted pursuant to the instructions and provisions of Form S-8.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Omitted pursuant to the instructions and provisions of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by Atmel Corporation (the "Registrant") are hereby incorporated by reference in this Registration
Statement:

         (a) The Registrant's Annual Report on Form 10-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the fiscal year ended December 31, 1997, as amended by the Registrant's Annual Reports on Form 10-K/A filed with the Commission on November 9, 1998 and January 20, 1999.

         (b) The Registrant's Quarterly Reports on Form 10-Q under the Exchange Act for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, as amended by the Registrant's Quarterly Reports on Form 10-Q/A filed with the Commission on September 28, 1998 for the quarter ended March 31, 1998 and on November 9, 1998 for the quarter ended June 30, 1998.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A as filed with the Commission on February 20, 1991 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article IV of the Registrant's Restated Articles of Incorporation and
Article VI of the Registrant's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors which, among other things, (i) require the indemnification of such individuals in circumstances where indemnification would otherwise be permissive, (ii) require the Registrant to maintain in effect directors' and officers' liability insurance covering such individuals, unless such insurance is not available on reasonable terms, (iii) require the Registrant to advance expenses incurred by such individuals in connection with the investigation, defense, settlement or appeal of any proceeding, provided that such individuals undertake to repay any amounts for which such individual is ultimately determined not to be entitled to indemnification, (iv) establish the presumption that the indemnified party has met the applicable standard of conduct required for indemnification and (v) set forth certain notice procedures in the event of a threat or the commencement of a proceeding. The Registrant has obtained insurance on behalf of its officers and directors against losses arising from any claim asserted against or incurred by such individuals in any such capacity, subject to certain exclusions.

         The Registrant understands that the staff of the Securities and Exchange Commission is of the opinion that statutory, charter and contractual provisions as are described above have no effect on claims arising under the federal securities laws.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.


         Exhibit
          Number                            Description
         -------                            -----------
           4.1             1991 Employee Stock Purchase Plan, as amended.

           5.1 Opinion of counsel as to the legality of the securities being registered.

           23.1            Consent of Independent Accountants.

           23.2            Consent of counsel (contained in Exhibit 5.1).

           25.1            Power of Attorney (see page II-5).


ITEM 9.  UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 5th day of February 1999.

                                                   ATMEL CORPORATION



                                               By: /s/  Donald Colvin
                                                   ---------------------------
                                                   Donald Colvin
                                                   Vice President, Finance
                                                   and Chief Financial Officer



                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George Perlegos, Donald Colvin and
J. Michael Ross, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on this 5th day of February 1999 by the following persons in the capacities indicated:


            Signature                                                Title
-------------------------------------         ------------------------------------------------------


  /s/  George Perlegos                        President, Chief Executive Officer and Chairman of the
-------------------------------------         Board of Directors (principal executive officer)
   George Perlegos


  /s/  Donald Colvin                          Vice President, Finance and Chief Financial Officer
-------------------------------------         (principal financial and accounting officer)
   Donald Colvin


  /s/  Gust Perlegos                          Director
-------------------------------------
   Gust Perlegos


  /s/  Tsung-Ching Wu                         Director
-------------------------------------
   Tsung-Ching Wu


                                              Director
-------------------------------------
   Norm Hall

-------------------------------------         Director
   T. Peter Thomas

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


--------------------------------------------------------------------------------


                                    EXHIBITS


--------------------------------------------------------------------------------



                       REGISTRATION STATEMENT ON FORM S-8

                                ATMEL CORPORATION

                                February 5, 1999

                                ATMEL CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS



Exhibit
 Number                                 Description
-------           -------------------------------------------------------------
   4.1            1991 Employee Stock Purchase Plan, as amended.

   5.1 Opinion of counsel as to the legality of the securities being registered.

   23.1           Consent of Independent Accountants.

   23.2           Consent of counsel (contained in Exhibit 5.1).

   25.1           Power of Attorney (see page II-5).